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                                                                EXHIBIT 10.1







                                        April 25, 1996



Mr. Don H. Barden
18240 Fairway Drive
Detroit, MI  48221


Dear Mr. Barden:

     This letter constitutes an employment agreement between The Majestic Star Casino LLC, an Indiana limited liability company (or its successor company) ("MSC") and you, pursuant to which you will serve as an employee of MSC and will perform those duties generally associated with the duties of a president and chief executive officer of a company. Your duties may be changed from time to time by MSC, but any new responsibilities or title shall be consistent with your experience, knowledge and skills. MSC agrees to pay you compensation of $275,000 annually, payable in substantially equal weekly payments with usual and customary payroll deductions.

     If this letter accurately sets forth the terms of our agreement, sign and return the enclosed copy to us. We look forward to your joining our organization and to a long and mutually beneficial relationship.

                              Very truly yours,

                        THE MAJESTIC STAR CASINO, LLC

                        By:  BARDEN DEVELOPMENT, INC.


                                Kenneth L. Kramer
                           ---------------------------
                           By:  Kenneth L. Kramer
                                Vice President


Agreed to and accepted on this 25th day of April, 1996.



                                Don H. Barden
                           ---------------------------
                                Don H. Barden